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                                                                      EXHIBIT 99


                                                               [GRAPHIC OMITTED]


FOR IMMEDIATE RELEASE


        KEYSTONE PROPERTY TRUST APPOINTS KPMG LLP AS INDEPENDENT AUDITOR

WEST CONSHOHOCKEN, PENNSYLVANIA, MAY 30, 2002 - Keystone Property Trust (NYSE:
KTR) today announced that its Board of Trustees, upon the recommendation of its Audit Committee, has dismissed Arthur Andersen LLP as its independent auditor and has appointed KPMG LLP to replace Arthur Andersen LLP.

Arthur Andersen LLP had served as the Company's independent auditor since 1993.

"After careful consideration, we are pleased to select KPMG LLP as our independent auditor. Although Arthur Andersen had provided us with excellent auditing services, the Company felt that it was necessary to appoint new auditors due to the current uncertainty related to Arthur Andersen," commented Jeffrey E. Kelter, CEO and President of Keystone.

Keystone Property Trust, with headquarters in West Conshohocken, Pennsylvania, is a fully integrated real estate investment trust with a current portfolio of 124 industrial and office properties aggregating 22 million square feet in the Eastern United States. Keystone's industrial portfolio contains 20 million square feet of big box distribution assets, with approximately 14 million square feet located in the core markets of New Jersey, Pennsylvania and Indianapolis. For more information, contact Aleathia M. Hoster at 212-527-9900, send email to INFO@KEYSTONEPROPERTY.COM or visit the Company website at WWW.KEYSTONEPROPERTY.COM

THIS PRESS RELEASE MAY CONTAIN STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995, INCLUDING STATEMENTS REGARDING THE INTENT, BELIEF OR CURRENT EXPECTATIONS OF THE COMPANY, ITS TRUSTEES, OR ITS OFFICERS WITH RESPECT TO THE FUTURE OPERATING PERFORMANCE OF THE COMPANY AND THE RESULT AND THE EFFECT OF LEGAL PROCEEDINGS. INVESTORS ARE CAUTIONED THAT ANY SUCH FORWARD LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND INVOLVE RISKS AND UNCERTAINTIES, AND THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE IN THE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. IMPORTANT FACTORS THAT COULD CAUSE SUCH DIFFERENCES ARE DESCRIBED IN THE COMPANY'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE COMPANY'S FORM 10-K AND QUARTERLY REPORTS ON FORM 10-Q.

CONTACT: ALEATHIA M. HOSTER OF KEYSTONE PROPERTY TRUST (PHONE: 212-527-9900)

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          200 Four Falls Corporate Center o West Conshohocken, PA 19428
                     Phone: 484 530.1800 o Fax: 484 530.0130
                       Internet: www.keystoneproperty.com